Exhibit 99.1

EVERTEC REPORTS FIRST QUARTER 2020 RESULTS
SUSPENDS ANNUAL GUIDANCE

SAN JUAN, PUERTO RICO - May 8, 2020 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”) today announced results for the first quarter ended March 31, 2020.

First Quarter 2020 Highlights

•	Revenue grew 3% to $121.9 million

•	GAAP Net Income attributable to common shareholders was $22.2 million or $0.30 per diluted share

•	Adjusted EBITDA decreased 2% to $56.3 million

•	Adjusted earnings per common share was $0.46, a decrease of 8%

Mac Schuessler, President and Chief Executive Officer stated, “First and foremost, we want to express our sympathies to those impacted by the pandemic and our gratitude to the essential workers on the front lines. At Evertec, we have learned from previous natural disasters to be resilient as well as to be focused on the safety of our team members and our customers. While we continue to monitor the pandemic's impact to our business, at this time, the depth and length of the impact is unclear, so we are suspending our annual guidance. We will continue our focus on our strategic initiatives that will build momentum for our growth strategy over the longer-term."

First Quarter 2020 Results

Revenue. Total revenue for the quarter ended March 31, 2020 was $121.9 million, an increase of 3% compared with $118.8 million in the prior year. Revenue increase in the quarter reflected growth in the first two months of the quarter, partially offset by slowdown in transactions resulting from COVID-19 during March and the prior year recognition of $2.7 million in one-time revenue related to a completed project.

Net Income attributable to common shareholders. For the quarter ended March 31, 2020, GAAP Net Income attributable to common shareholders was $22.2 million, or $0.30 per diluted share, a decrease of $4.4 million or $0.06 per diluted share as compared to the prior year.

Adjusted EBITDA. For the quarter ended March 31, 2020, Adjusted EBITDA was $56.3 million, a decrease of 2% compared to the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) was 46.2%, a decrease of approximately 230 basis points from the prior year. The year over year decrease in margin primarily reflects the impact of lower transactional revenues primarily driven by COVID-19 as well as higher operational expenses.

Adjusted Net Income. For the quarter ended March 31, 2020, Adjusted Net Income was $33.5 million, a decrease of 10% compared with $37.1 million in the prior year. Adjusted earnings per common share was $0.46, a decrease of 8% compared to $0.50 in the prior year.

Share Repurchase

During the three months ended March 31, 2020, the Company repurchased a total of 336 thousand shares of its common stock at an average price of $21.73 per share for a total of $7.3 million. As of March 31, 2020, a total of approximately $23 million remained available for future use under the Company’s share repurchase program.

2020 Outlook

The Company is suspending its financial outlook for 2020 given the uncertainty around the duration of the pandemic and its impact on the economy.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its first quarter 2020 financial results today at 10:00 a.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Joaquin Castrillo, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 10142331. The replay will be available through Friday, May 15, 2020. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Puerto Rico, the Caribbean and Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The Company manages a system of electronic payment networks that process more than two billion transactions annually and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this release material are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share and are defined below.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to the Company's segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. The Company's presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the secured leverage ratio.

Adjusted Net Income is defined as net income adjusted to exclude unusual items and other adjustments.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

The Company uses Adjusted Net Income to measure the Company's overall profitability because the Company believes it better reflects the comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of merger and acquisition activity. In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future the Company may incur expenses such as those excluded in calculating them. Further, the Company's presentation of these measures should not be construed as an inference that the Company's future operating results will not be affected by unusual or nonrecurring items.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenue and to grow the Company's merchant acquiring business; the Company's ability to renew its client contracts on terms favorable to the Company, including the Company's Master Services Agreement (MSA) with Popular, and any significant concessions the Company may have to grant to Popular with respect to pricing or other key terms in anticipation of the negotiation of the extension of the MSA, both in respect of the current term and any extension of the MSA; a potential government shutdown; a continuation of the Government of Puerto Rico’s fiscal crisis; the effectiveness of the Company’s risk management procedures; dependence on the Company's processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that the Company's systems may experience breakdowns or fail to prevent security breaches, confidential data theft or fraudulent transfers; our ability to develop, install and adopt new technology; impairments to the Company’s amortizable intangible assets and goodwill; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of the Company’s merchant clients, for which the Company may also be liable; a decline in the market for the Company’s services due to increased competition, changes in consumer spending or payment preferences; the continuing market position of the ATH® network; the Company’s dependence on credit card associations and debit networks; regulatory limitations on the Company’s activities, including the potential need to seek regulatory approval to consummate transactions, due to the Company’s relationship with Popular and the Company’s role as a service provider to financial institutions and the Company’s potential inability to obtain such approval on a timely basis or at all; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the Company’s ability to comply with federal, state, and local regulatory requirements; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; operating an international business in countries and with counterparties that increase the Company’s compliance risks and puts the Company at risk of violating U.S. sanctions laws; the Company’s ability to execute the Company’s expansion and acquisition strategies; the Company’s ability to protect the Company’s intellectual property rights; the Company’s ability to recruit and retain qualified personnel; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits; the possibility of future catastrophic hurricanes affecting Puerto Rico and/or the Caribbean, as well as other potential natural disasters; the nature, timing and amount of any restatement; and the potential impact of COVID-19 on our revenues, net income and liquidity due to future disruptions in operations as well as the macroeconomic instability caused by the pandemic.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless the Company is required to do so by law.

Investor Contact
Kay Sharpton
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

	Three months ended March 31,
	2020	2019
(Dollar amounts in thousands, except share data)
Revenues	$121,942	$118,836

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization	54,067	50,019
Selling, general and administrative expenses	17,317	15,139
Depreciation and amortization	17,795	16,273
Total operating costs and expenses	89,179	81,431
Income from operations	32,763	37,405
Non-operating income (expenses)
Interest income	363	259
Interest expense	(6,779)	(7,551)
Earnings of equity method investment	338	222
Other income, net	108	208
Total non-operating expenses	(5,970)	(6,862)
Income before income taxes	26,793	30,543
Income tax expense	4,518	3,809
Net income	22,275	26,734
Less: Net income attributable to non-controlling interest	64	90
Net income attributable to EVERTEC, Inc.’s common stockholders	22,211	26,644
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	(8,305)	1,965
Loss on cash flow hedges	(11,859)	(4,055)
Total comprehensive income attributable to EVERTEC, Inc.’s common stockholders	$2,047	$24,554
Net income per common share:
Basic	$0.31	$0.37
Diluted	$0.30	$0.36
Shares used in computing net income per common share:
Basic	72,012,648	72,378,532
Diluted	73,293,005	73,770,066

EVERTEC, Inc.
Schedule 2: Unaudited Condensed Consolidated Balance Sheets

(In thousands)	March 31, 2020	December 31, 2019
Assets
Current Assets:
Cash and cash equivalents	$103,521	$111,030
Restricted cash	21,583	20,091
Accounts receivable, net	95,305	106,812
Prepaid expenses and other assets	39,904	38,085
Total current assets	260,313	276,018
Investment in equity investee	12,568	12,288
Property and equipment, net	41,984	43,791
Operating lease right-of-use asset	28,356	29,979
Goodwill	394,498	399,487
Other intangible assets, net	229,787	241,937
Deferred tax asset	3,261	2,131
Net investment in leases	554	722
Other long-term assets	7,897	5,323
Total assets	$979,218	$1,011,676
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$52,652	$58,160
Accounts payable	28,230	39,165
Unearned income	18,138	20,668
Income tax payable	9,190	6,298
Current portion of long-term debt	14,250	14,250
Current portion of operating lease liability	5,740	5,773
Total current liabilities	128,200	144,314
Long-term debt	490,844	510,947
Deferred tax liability	2,957	4,261
Unearned income - long term	32,037	28,437
Operating lease liability - long-term	22,869	24,679
Other long-term liabilities	39,627	27,415
Total liabilities	716,534	740,053

Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 71,865,305 shares issued and outstanding at March 31, 2020 (December 31, 2019 - 72,000,261)	719	720
Additional paid-in capital	—	—
Accumulated earnings	308,491	296,476
Accumulated other comprehensive loss, net of tax	(50,173)	(30,009)
Total EVERTEC, Inc. stockholders’ equity	259,037	267,187
Non-controlling interest	3,647	4,436
Total equity	262,684	271,623
Total liabilities and equity	$979,218	$1,011,676

EVERTEC, Inc.
Schedule 3: Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended March 31,
	2020	2019
Cash flows from operating activities
Net income	$22,275	$26,734
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,795	16,273
Amortization of debt issue costs and accretion of discount	621	415
Operating lease amortization	1,173	1,472
Provision for doubtful accounts and sundry losses	104	815
Deferred tax benefit	(1,080)	(882)
Share-based compensation	3,483	3,279
Loss on disposition of property and equipment and other intangibles	81	22
Earnings of equity method investment	(338)	(222)
(Increase) decrease in assets:
Accounts receivable, net	11,729	3,961
Prepaid expenses and other assets	(1,836)	(5,326)
Other long-term assets	(2,477)	(2,558)
Increase (decrease) in liabilities:
Accrued liabilities and accounts payable	(20,662)	(18,339)
Income tax payable	3,307	191
Unearned income	1,075	4,754
Operating lease liabilities	(1,409)	(1,281)
Other long-term liabilities	84	31
Total adjustments	11,650	2,605
Net cash provided by operating activities	33,925	29,339
Cash flows from investing activities
Additions to software	(6,055)	(8,917)
Property and equipment acquired	(3,357)	(5,071)
Proceeds from sales of property and equipment	—	32
Net cash used in investing activities	(9,412)	(13,956)
Cash flows from financing activities
Statutory withholding taxes paid on share-based compensation	(2,706)	(5,928)
Net proceeds under short-term borrowings	—	15,000
Repayment of short-term borrowings for purchase of equipment and software	(792)	(34)
Dividends paid	—	(3,617)
Repurchase of common stock	(7,300)	(17,486)
Repayment of long-term debt	(20,560)	(3,563)
Net cash used in financing activities	(31,358)	(15,628)
Effect of foreign exchange rate on cash, cash equivalents and restricted cash	828	—
Net decrease in cash, cash equivalents and restricted cash	(6,017)	(245)
Cash, cash equivalents and restricted cash at beginning of the period	131,121	86,746
Cash, cash equivalents and restricted cash at end of the period	$125,104	$86,501
Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$103,521	$73,183
Restricted cash	21,583	13,318
Cash, cash equivalents and restricted cash	$125,104	$86,501

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Three months ended March 31, 2020
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$29,887	$21,640	$25,121	$55,943	$(10,649)	$121,942
Operating costs and expenses	17,406	17,651	14,706	33,617	5,799	89,179
Depreciation and amortization	3,249	2,757	499	4,296	6,994	17,795
Non-operating income (expenses)	113	754	154	387	(962)	446
EBITDA	15,843	7,500	11,068	27,009	(10,416)	51,004
Compensation and benefits (2)	231	742	216	436	1,875	3,500
Transaction, refinancing and other fees (3)	—	—	—	—	1,786	1,786
Adjusted EBITDA	$16,074	$8,242	$11,284	$27,445	$(6,755)	$56,290

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $9.0 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software sale and developments of $1.6 million from Payment Services - Latin America to the Payment Services - Puerto Rico & Caribbean. Corporate and Other was impacted by the intersegment elimination of revenue recognized in the Payment Services - Latin America segment and capitalized in the Payment Services - Puerto Rico & Caribbean segment; excluding this impact, Corporate and Other Adjusted EBITDA would be $5.1 million.

(2)	Primarily represents share-based compensation.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

	Three months ended March 31, 2019
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$32,017	$20,831	$25,974	$51,364	$(11,350)	$118,836
Operating costs and expenses	14,215	17,573	14,718	32,910	2,015	81,431
Depreciation and amortization	2,643	2,196	468	3,854	7,112	16,273
Non-operating income (expenses)	581	2,634	21	186	(2,992)	430
EBITDA	21,026	8,088	11,745	22,494	(9,245)	54,108
Compensation and benefits (2)	237	166	220	554	2,262	3,439
Transaction, refinancing and other fees (3)	—	2	—	—	47	49
Adjusted EBITDA	$21,263	$8,256	$11,965	$23,048	$(6,936)	$57,596

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $9.2 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software sale and developments of $2.1 million from Payment Services - Latin America to Payment Services - Puerto Rico & Caribbean. Corporate and Other was impacted by the intersegment elimination of revenue recognized in the Payment Services -Latin America segment and capitalized in the Payment Services - Puerto Rico & Caribbean segment; excluding this impact, Corporate and Other Adjusted EBITDA would be $4.8 million.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Three months ended March 31,
(Dollar amounts in thousands, except share data)	2020	2019
Net income	$22,275	$26,734
Income tax expense	4,518	3,809
Interest expense, net	6,416	7,292
Depreciation and amortization	17,795	16,273
EBITDA	51,004	54,108
Equity income (1)	(338)	(222)
Compensation and benefits (2)	3,500	3,439
Transaction, refinancing and other fees (3)	2,124	271
Adjusted EBITDA	56,290	57,596
Operating depreciation and amortization (4)	(9,477)	(7,965)
Cash interest expense, net (5)	(6,010)	(7,132)
Income tax expense (6)	(7,178)	(5,300)
Non-controlling interest (7)	(92)	(112)
Adjusted net income	$33,533	$37,087
Net income per common share (GAAP):
Diluted	$0.30	$0.36
Adjusted Earnings per common share (Non-GAAP):
Diluted	$0.46	$0.50
Shares used in computing adjusted earnings per common share:
Diluted	73,293,005	73,770,066

1)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in Dominican Republic, Consorcio de Tarjetas Dominicanas S.A. ("CONTADO"), net of dividends received.

2)	Primarily represents share-based compensation and severance payments.

3)	Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, recorded as part of selling, general and administrative expenses.

4)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of merger and acquisition activity.

5)
Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.

6)	Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discreet items.

7)	Represents the 35% non-controlling equity interest in Evertec Colombia, net of amortization for intangibles created as part of the purchase.